        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 20, 2000
                                                      REGISTRATION NO. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         -------------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         -------------------------------
                                 CONDUCTUS, INC.
             (Exact Name of Registrant as Specified in Its Charter)
                         -------------------------------

         DELAWARE                         3361                   77-0162388
      (State or Other                (Primary standard        (I.R.S. Employer
Jurisdiction of Incorporation     industrial classification    Identification
      or Organization)               code number)                  Number)

                               969 W. MAUDE AVENUE
                               SUNNYVALE, CA 94086
                                 (408) 523-9950
       (Address, Including Zip Code, and Telephone Number, Including Area
               Code, of Registrant's Principal Executive Offices)
                         -------------------------------
                               CHARLES E. SHALVOY
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               969 W. MAUDE AVENUE
                           SUNNYVALE, CALIFORNIA 94086
                                 (408) 523-9950
  (Name, Address Including Zip Code, and Telephone Number Including Area Code,
                              of Agent for Service)
                         -------------------------------
                                   COPIES TO:

                              RICHARD S. GREY, ESQ.
                       ORRICK, HERRINGTON & SUTCLIFFE LLP
                        OLD FEDERAL RESERVE BANK BUILDING
                               400 SANSOME STREET
                             SAN FRANCISCO, CA 94111
                         -------------------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effective date of this Registration Statement.
                         -------------------------------
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _______________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _______________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE
================================================================================
 TITLE OF EACH CLASS OF       PROPOSED MAXIMUM AGGREGATE          AMOUNT OF
SECURITIES TO BE REGISTERED        OFFERING PRICE               REGISTRATION FEE
--------------------------------------------------------------------------------
Common Stock, par value $.0001       $70,000,000                    $18,480
================================================================================

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED OCTOBER 20, 2000

PROSPECTUS

                                 CONDUCTUS, INC.

                                   $70,000,000

                                  COMMON STOCK


             --------------------------------------------------------
          All references herein to "Conductus," "we," "our," "us" and "the Company" mean Conductus, Inc. unless otherwise indicated by the context.

          The $70,000,000 aggregate amount of common stock of Conductus, Inc., $0.0001 par value, to be offered pursuant to this prospectus may be issued in one or more issuances and will be limited to an aggregate public offering price of $70,000,000. Certain specific terms of the common stock offered pursuant to this prospectus will be set forth in an accompanying prospectus supplement, including the number of shares offered for sale by us and the public offering price or method of determining the public offering price. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" on page 2.

          The common stock of Conductus is quoted on The Nasdaq SmallCap Market under the symbol "CDTS." On October 19, 2000, the last sale price of the Conductus' common stock on The Nasdaq SmallCap Market was $8.88 per share.

       INVESTING IN THE COMMON STOCK OFFERED HEREBY INVOLVES CONSIDERABLE RISKS. SEE "RISK FACTORS" IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED
         DECEMBER 31, 1999, WHICH IS INCORPORATED BY REFERENCE HEREIN.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
        AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
 UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

          You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. No one has been authorized to provide you with different information.

          The common stock being offered hereby are not being offered in any jurisdiction where the offer is not permitted.

          You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the documents.



                             PROSPECTUS DATED   ,2000

                                   THE COMPANY

          Conductus, Inc. was founded in 1987 and is based in Sunnyvale, California. We develop, manufacture and market electronic components and systems based on superconductors for applications in the worldwide telecommunications market. For many applications, the unique properties of superconductors offer significant performance advantages over products based on conventional copper electronic components. These advantages, including improved sensitivities and efficiencies, can lower the cost or improve the performance of electronic components at the system level.

                                 USE OF PROCEEDS

          Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds to be received by us from the sale of the common stock offered by us under this prospectus will be used for general corporate purposes, including capital expenditures and to meet working capital needs. Until we have used the net proceeds, we may invest the proceeds in short-term marketable securities.

                              PLAN OF DISTRIBUTION

          We may sell the common stock offered by this prospectus (i) to one or more underwriters or dealers for public offering and sale by them and (ii) to investors directly or through agents. The distribution of the common stock offered by this prospectus may be effected from time to time in one more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Each prospectus supplement will describe the method of distribution of the common stock offered thereby.

          Only underwriters named in a prospectus or prospectus supplement, if any, are underwriters of the common stock offered with that prospectus or prospectus supplement. If underwriters are used in the sale, they will acquire the common stock for their own account and may resell the common stock from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. We may offer the common stock to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

          We may sell the common stock through agents we designate from time to time. We will name any agent involved in the offering and sale of common stock and in the prospectus supplement we will describe any commissions we will pay the agent. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of appointment.

          We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase the common stock from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

          In connection with the sale of the common stock offered with this prospectus, underwriters, dealers or agents may receive compensation from us or from the purchasers of the common stock for whom they may act as agents, in the form of discounts, concessions or commissions. Agents and underwriters may engage in transactions with us, or perform services for us, in the ordinary course of business.

          We may enter into agreements directly with one or more purchasers. Such agreements may provide for the sale of our common stock at a fixed price, based on the market price of the common stock or otherwise. Alternatively, such agreements may provide for the sale of common stock over a period of time by means of draw downs at our election which the purchaser would be obligated to accept under specified conditions. Under this form of agreement, we may sell common stock at a per share purchase price which is discounted from the market price. Such agreements may also provide for sales of common stock based on combinations of or variations from these methods.

          The underwriters, dealers, agents or purchasers that participate in the distribution of the common stock may be deemed to be underwriters under the Securities Act of 1933 (the "Securities Act"). Broker-dealers or other persons acting on behalf of parties that participate in the distribution of the common stock may also be deemed to be underwriters. Any discounts or commissions received by them and any profit on the resale of the common stock received by them may be deemed to be underwriting discounts and commissions under the Securities Act. Anyone deemed to be an underwriter may be subject to statutory liabilities, including Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities and Exchange Act of 1934 (the "Exchange Act").

          Underwriters or purchasers that would be deemed underwriters under the Securities Act, and their pledgees, donees, transferees and other subsequent owners, may offer the common stock at various times in the over-the-counter market or in privately negotiated transactions, at a fixed price or prices (which may be changed from time to time), prevailing market prices at the time of sale, at prices related to those prevailing market prices, or at negotiated prices. These sales may be made according to one or more of the following methods:

- ordinary brokerage transactions and transactions in which the broker solicits purchasers;

- block trades in which the broker or dealer so engaged will attempt to sell the common stock as agent may buy position and resell a portion of the block as principal in order to facilitate the transaction;

- purchases by a broker or dealer as principal and resale by the broker or dealer for its account as allowed under this prospectus, including resale to another broker or dealer;

-         exchange distributions under the rules of the exchange;

- negotiated transactions between sellers and purchasers without a broker-dealer; and

-         by writing options.

          Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. Such purchasers will be subject to the applicable provisions of the Securities Act and Exchange Act and the rules and regulations thereunder, including Rule 10b-5 and Regulation M. Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the common stock. In addition, the anti-manipulation rules under the Exchange Act may apply to the sales of the common stock in the market. All of the foregoing may affect the marketability of the common stock and the ability of any person to engage in market-making activities with respect to the common stock.

          We may provide agents, underwriters or purchasers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or purchasers may make with respect to such liabilities.

                                  LEGAL MATTERS

          Orrick, Herrington & Sutcliffe LLP will pass upon the validity of the common stock offered in this offering.

                                     EXPERTS

          The financial statements incorporated in this registration statement by reference to the Annual Report on Form 10-K for the year ended December 31, 1999 have been incorporated in reliance on the report of

PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

          We have filed with the Securities and Exchange Commission a registration statement on Form S-3 under the Securities Act with respect to these shares of common stock. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. We refer you to the registration statement and its exhibits and schedules for further information. Statements contained in this prospectus concerning the contents of any contract or any other document referred to are not necessarily complete; reference is made in each instance to the copy of such contract or document filed as an exhibit to the registration statement. Each such statement is qualified by such reference to such exhibit.

          The registration statement, including exhibits and schedules thereto, may be inspected without charge at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-900-SEC-0330. You may obtain copies of all or any part of the registration statement from the Commission after paying the prescribed fees. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov. Reports, proxy and information statements and other information about us may also be inspected at the office of the National Association of Securities Dealers, Inc., 9513 Key West Ave., Rockville, Maryland 20850.

          The information relating to Conductus contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated by reference herein.

          Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus is delivered a copy of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein). Requests should be submitted in writing or by telephone to
(408) 523-9950 to Chief Financial Officer, Conductus, Inc., at our principal executive offices, 969 W. Maude Avenue, Sunnyvale, California 94086.

                      INFORMATION INCORPORATED BY REFERENCE

          The following documents filed by the Company with the Commission (File No. 0-20540) pursuant to the Exchange Act are incorporated by reference in this prospectus:

          1.        Our Annual Report on Form 10-K for the year ended December
31, 1999.

          2. Our Proxy Statement for Annual Meeting of Stockholders held on May 25, 2000, filed with the Commission on April 20, 2000.

          3. Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000.

          4. Our Registration Statement No. 000-19915 on Form 8-A, filed with the Commission on January 29, 1998, pursuant to Section 12(g) of the Exchange Act, in which there is described the terms, rights and provisions applicable to the Company's preferred share purchase rights.

          5. Our Registration Statement No. 000-19915 on Form 8-A filed with the Commission on March 6, 1992, and amended on July 6, 1993, pursuant to
Section 12(b) of the Exchange Act, in which there is described the terms, rights and provisions applicable to the Company's outstanding stock.

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus but prior to the termination of the offering to which this prospectus relates shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, in its unmodified form, to constitute a part of this prospectus.

         Upon written or oral request, we will provide without charge to each person to whom a copy of the prospectus is delivered a copy of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein). Requests should be submitted in writing or by telephone at (408) 523-9950 to Chief Financial Officer, Conductus, Inc., at the principal executive offices of the Company, 969 W. Maude Avenue, Sunnyvale, California 94086.

          NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THE PROSPECTUS.



                                                 TABLE OF CONTENTS

                                                                                                               PAGE

THE COMPANY......................................................................................................2

USE OF PROCEEDS..................................................................................................2

PLAN OF DISTRIBUTION.............................................................................................2

LEGAL MATTERS....................................................................................................3

EXPERTS..........................................................................................................3

ADDITIONAL INFORMATION...........................................................................................4

INFORMATION INCORPORATED BY REFERENCE............................................................................4



UNTIL          , 2000 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS
EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                                   $70,000,000

                                  COMMON STOCK

                                 CONDUCTUS, INC.
                         -------------------------------
                                   PROSPECTUS
                         -------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          The fees and expenses we incur in connection with the offering are payable by us and, other than filing fees, are estimated as follows:

Securities and Exchange Commission Registration fee..............................................    $   18,480
Printing and engraving expenses..................................................................    $   20,000
Legal fees and expenses..........................................................................    $   15,000
Accounting fees and expenses.....................................................................    $   10,000
Transfer agent fees..............................................................................    $    5,000
Miscellaneous fees and expenses..................................................................    $    5,000
                                                                                                     ----------

               Total.............................................................................    $   73,480
                                                                                                     ==========

ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article VII, Section 6, of the Registrant's bylaws provides for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty as directors to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into Indemnification Agreements with its officers and directors, a form of which is incorporated herein by reference. The Indemnification Agreements provide the Registrant's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

ITEM 16.   EXHIBITS

           Exhibit
           Number           Description Of Exhibit
           -------          ----------------------
              5.1           Opinion of Orrick, Herrington & Sutcliffe LLP
             23.1           Consent of PricewaterhouseCoopers LLP
             23.2           Consent of Orrick, Herrington & Sutcliffe LLP (included in the opinion filed as
                            Exhibit 5.1)
             24.1           Power of Attorney (See page II-3)

ITEM 17.  UNDERTAKINGS

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the following provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                                   SIGNATURES

          Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on the 20th day of October 2000.

                                 CONDUCTUS, INC.


                                 By:   /s/  Charles E. Shalvoy
                                    -----------------------------
                                       Charles E. Shalvoy
                                       President and Chief Executive Officer
                                       (Principal Executive Officer)


                                POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Conductus, Inc., a Delaware corporation, do hereby constitute and appoint jointly and severally, Charles E. Shalvoy and Ron Wilderink, and each of them, the lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact and agents determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratified and confirms all that said attorneys and agents or any of them shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

          Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                      Title                                   Date
               ---------                                      -----                                   ----
   /s/  CHARLES E. SHALVOY               President, Chief Executive Officer and Director        October 20, 2000
------------------------------------     (Principal Executive Officer)
Charles E. Shalvoy

  /s/  RON WILDERINK                     Vice President, Finance                                October 20, 2000
------------------------------------     Chief Financial Officer
Ron Wilderink                            (Principal Accounting Officer)

  /s/  JOHN F. SHOCH                     Chairman of the Board of Directors                     October 20, 2000
------------------------------------
John F. Shoch

   /s/  MARTIN COOPER                    Director                                               October 20, 2000
------------------------------------
Martin Cooper

   /s/  ROBERT JANOWIAK                  Director                                               October 20, 2000
------------------------------------
Robert Janowiak

   /s/  MARTY KAPLAN                     Director                                               October 20, 2000
------------------------------------
Marty Kaplan